OFFER TO PURCHASE FOR CASH
                  ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          MICROWARE SYSTEMS CORPORATION

                                       AT

                               $0.68 NET PER SHARE

                                       BY

                             DRAKE MERGER SUB, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                               RADISYS CORPORATION

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                         THE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON THURSDAY, AUGUST 2, 2001 UNLESS THE OFFER IS EXTENDED.

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To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 5, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by Drake Merger Sub, Inc., an Iowa corporation ("Purchaser") and a wholly owned subsidiary of RadiSys Corporation, an Oregon corporation, to purchase all of the outstanding shares of Common Stock (the "Shares") of Microware Systems Corporation, an Iowa corporation (the "Company"), at a purchase price of $0.68 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of your Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     1. The tender price is $0.68 per Share, net to you in cash.

     2. The Offer is being made for all of the outstanding Shares.

     3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn before the expiration of the Offer a total of at least 90 percent of the outstanding Shares (on a fully diluted basis).

     4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, August 2, 2001 unless the Offer is extended.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all of your Shares will be tendered unless otherwise specified in the instruction form. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                  ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          MICROWARE SYSTEMS CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 5, 2001 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Drake Merger Sub, Inc., an Iowa corporation, to purchase all of the outstanding shares of Common Stock (the "Shares") of Microware Systems Corporation, an Iowa corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

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Number of Shares to be Tendered:      SIGN HERE

______________ shares
                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Please print name(s)


                                      __________________________________________


                                      __________________________________________
                                      Address

                                      Area Code & Telephone Number

                                      __________________________________________


                                      Tax Identification or Social Security
                                      Number(s)

                                      __________________________________________
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